Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-166245 and 333-172379) of Calix, Inc. of our reports dated February 23, 2012, with respect to the consolidated financial statements and schedule of Calix, Inc. and the effectiveness of internal control over financial reporting of Calix, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

San Francisco, California

February 23, 2012